As filed with the Securities and Exchange Commission on February 9, 2009
Registration No. 033-18994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DATASCOPE CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
13-2529596
(I.R.S. Employer Identification No.)
14 Philips Parkway, Montvale, New Jersey, 07645-9998
(201) 391-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Henry G. Scaramelli
Chief Financial Officer
Datascope Corp.
14 Philips Parkway
Montvale, New Jersey 07645
(201) 391-8100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
J. Mark Ray
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Not Applicable
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 2 on Form S-3 relates to the Registration Statement on Form S-3 (Registration No. 033-18994) (the “Registration Statement”) of Datascope Corp., a Delaware corporation (“Datascope”), which was originally filed with the Securities and Exchange Commission on December 10, 1987.
     On January 30, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2008, by and among Getinge AB (“Getinge”), DaVinci Merger Sub, Inc., an indirect wholly owned subsidiary of Getinge (“Merger Sub”), and Datascope Corp., Merger Sub merged (the “Merger”) with and into Datascope, with Datascope surviving as an indirect wholly owned subsidiary of Getinge.
     As a result of the merger, Datascope has terminated the offering of Datascope’s securities pursuant to the Registration Statement. Datascope hereby removes from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, any securities registered under the Registration Statement which have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on February 9, 2009.

DATASCOPE CORP.
By:	/s/ Christian Keller
Name:	Christian Keller
Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Christian Keller Christian Keller	Chief Executive Officer	February 9, 2009
/s/ Henry M. Scaramelli Henry M. Scaramelli	Chief Financial Officer	February 9, 2009
/s/ Fred Adelman Fred Adelman	Chief Accounting Officer	February 9, 2009
/s/ Ulf Grunander Ulf Grunander	Director	February 9, 2009
/s/ Michael Rieder Michael Rieder	Director	February 9, 2009
/s/ Reinhard Mayer Reinhard Mayer	Director	February 9, 2009